EXHIBIT 10.6

Cloud Channel Limited

AMENDMENT TO SHARE PURCHASE AGREEMENT
5 July 2010

We, the undersigned agree to the following amendments to the Share Purchase Agreement, signed on 26 March 2010 between Stylar Limited and Cloud Channel Limited.

1. Shares to be purchased, price to be paid and option

1.2
The Company has forecast net profit for the 12 months ending 30 March 2011, from which a notional valuation has been calculated (see Appendix 4). The Company will be allocated Convertible Preferred Shares of RTG Ventures Inc (“RTGV”), a US public company with offices at 185 Madison Avenue, New York, NY10016, which will be held by RTGV's transfer agent. The Company will be revalued, applying the same formula as the notional valuation using the Company's results as at March 31, 2011 (the "Final Valuation") or 12 months from the filing of audited financials. The conversion price (the "Conversion Price") will be calculated by averaging the share price for the 30 days preceding conversion and the Conversion Price will be divided into the Final Valuation to obtain the number of Common shares to be issues to the shareholders of the Company, subject to the limitations in Appendix 4. RTGV's transfer agent will transfer the Common shares to the Company's shareholders on a pro rata basis according to the schedule in Appendix 5.

For Cloud Channel Limited	For RTG Ventures Inc.

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Dominic Hawes-Fairley	Linda Perry

Agreed by the Directors of the Stylar Limited on 6th July 2010

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Reggie James, Managing Director, Stylar Limited